UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

Cardica, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

On June 9, 2015, Cardica, Inc. received from the staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) a letter (the “Delisting Notice”) stating that Cardica had failed to regain compliance with Nasdaq Listing Rule 5450(a)(1) during the 180 day period following Cardica’s receipt of the Staff’s letter of December 9, 2014. In the December 9, 2014, letter, the Staff advised Cardica that the bid price of Cardica’s common stock had closed at less than $1 per share over the previous 30 consecutive business days and that Cardica had 180 calendar days, or until June 8, 2015, to regain compliance with Nasdaq Listing Rule 5450(a)(1). To regain compliance, the closing bid price of Cardica’s common stock needed to have been at least $1 per share for a minimum of 10 consecutive business days before June 8, 2015.

The Delisting Notice further states that unless Cardica applies to transfer its common stock to The Nasdaq Capital Market or requests an appeal of this determination to the Nasdaq Listing Qualifications Panel on or before June 16, 2015, the Staff has determined that the Cardica common stock will be scheduled for delisting at the opening of business on June 18, 2015. Cardica has determined to apply to transfer its common stock to The Nasdaq Capital Market, which according to the letter will stay the delisting of the Cardica common stock for an additional 180 days during which Cardica will have the opportunity to cure the bid price deficiency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc.

Date: June 12, 2015	/s/ Robert Y. Newell
Robert Y. Newell
Chief Financial Officer